Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces In-line Third Quarter Results, Updates 2014

Guidance and Issues Preliminary 2015 Guidance Range

•	Q3 Revenue of $1.3 Billion

•	Q3 Continuing Operations Adjusted EBITDA of $132 Million

•	Q3 Continuing Operations Adjusted Diluted EPS of $0.56

•	Updates 2014 Guidance to reflect WesTower Communications Inc. Acquisition

•	Issues Preliminary 2015 Guidance Range

Coral Gables, FL (October 30, 2014) — MasTec, Inc. (NYSE: MTZ) today announced 2014 third quarter financial results.

Third quarter 2014 revenue increased 3.2% to $1.31 billion from $1.27 billion for the prior year quarter. The quarterly revenue increase was driven by a 7.4% increase in the Oil & Gas segment, an 11.6% increase in the Electrical Transmission segment and a 34.4% increase in the Power Generation and Industrial segment, partially offset by a 7.0% decrease in the Communications segment, which reflects previously announced expected lower wireless project revenue. Third quarter 2014 net income from continuing operations was $45.7 million, or $0.53 per diluted share, compared to $49.9 million, or $0.59 per diluted share, for the third quarter of 2013.

Third quarter 2014 adjusted net income from continuing operations, a non-GAAP measure, was $48.3 million compared to $51.8 million in 2013. Third quarter 2014 continuing operations adjusted diluted earnings per share, a non-GAAP measure, was $0.56, compared to $0.61 last year. Third quarter 2014 continuing operations adjusted EBITDA, also a non-GAAP measure, was $132 million compared to $135 million in 2013.

Adjusted net income from continuing operations, continuing operations adjusted diluted earnings per share and continuing operations adjusted EBITDA, all non-GAAP measures, exclude the impact of discontinued operations, loss on extinguishment of debt from the 2013 refinancing of our senior notes due 2017, Sintel litigation charges, non-cash stock based compensation and acquisition integration expense. Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

Jose R. Mas, MasTec’s Chief Executive Officer, commented, “We had a good quarter, with strong double-digit growth in Power Generation and Electrical Transmission and high single-digit growth in Oil & Gas, which counterbalanced the anticipated and previously announced reduction in wireless project spending. We remain very encouraged by the long term outlook in our businesses. The recently completed acquisition of WesTower will be an important part of MasTec’s future expansion in the wireless market. We also see strong bidding opportunities in Oil & Gas, Electrical Transmission and 1-gigabit fiber expansion. We are well positioned for growth in numerous markets throughout North America and expect 2015 to be an excellent year for MasTec and its stakeholders.”

George Pita, MasTec’s Executive Vice President and CFO, added, “We expect strong cash flow from operations during the fourth quarter, due to the seasonality of our operations and the initiation of working capital reduction initiatives at our recently acquired WesTower subsidiary. As previously indicated, we are evaluating our debt structure after the WesTower acquisition in order to ensure we have ample resources to take advantage of attractive growth opportunities.”

The Company currently estimates fiscal year 2014 revenue of approximately $4.6 billion. 2014 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at approximately $425 million, with continuing operations adjusted diluted earnings per share, also a non-GAAP measure, at approximately $1.55.

Non-GAAP measures guidance excludes acquisition integration costs associated with the recent acquisition of WesTower, which amounts are expected to approximate $20 million and be incurred over the next several quarters. Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

Due to the recent acquisition of WesTower, the Company is now providing preliminary financial performance estimates for 2015. The Company currently estimates that 2015 revenue will increase 13-17% over expected 2014 revenue to $5.2 to $5.4 billion, with continuing operations adjusted EBITDA margin, a non-GAAP measure, of approximately 10% of revenue, and continuing operations adjusted diluted earnings per share, also a non-GAAP measure, in the range of $2.00 to $2.15.

Management will hold a conference call to discuss these results on Friday, October 31, 2014 at 9:00 a.m. Eastern time. The call-in number for the conference call is (913) 312-0387 and the replay number is (719) 457-0820, with a pass code of 2976388. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

Summary financial statements for the quarters are as follows:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended September 30,
	2014	2013
Revenue	$1,309,596	$1,269,385
Costs of revenue, excluding depreciation and amortization	1,122,961	1,081,132
Depreciation and amortization	41,747	37,756
General and administrative expenses	59,889	58,976
Interest expense, net	12,643	12,666
Other income, net	(1,416)	(2,778)

Income from continuing operations before income taxes	$73,772	$81,633
Provision for income taxes	(28,042)	(31,698)

Net income from continuing operations	$45,730	$49,935
Discontinued operations:
Net loss from discontinued operations	$(320)	$(3,735)

Net income	$45,410	$46,200

Net income attributable to non-controlling interests	139	62

Net income attributable to MasTec, Inc.	$45,271	$46,138

Earnings per share:
Basic earnings (loss) per share:
Continuing operations	$0.56	$0.65
Discontinued operations	(0.00)	(0.05)

Total basic earnings per share	$0.55	$0.60

Basic weighted average common shares outstanding	81,811	77,093

Diluted earnings (loss) per share:
Continuing operations	$0.53	$0.59
Discontinued operations	(0.00)	(0.04)

Total diluted earnings per share	$0.53	$0.54

Diluted weighted average common shares outstanding	85,824	85,464

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets, including discontinued operations	$1,573,952	$1,307,026
Property and equipment, net	614,359	488,132
Goodwill and other intangibles, net	1,222,236	1,067,650
Long-term assets, including discontinued operations	59,579	60,390

Total assets	$3,470,126	$2,923,198

Liabilities and Equity
Current liabilities, including discontinued operations	$910,874	$829,225
Acquisition-related contingent consideration, net of current portion	115,649	112,370
Long-term debt	1,088,289	765,425
Long-term deferred tax liabilities, net	180,449	154,763
Other liabilities	45,978	40,357
Equity	1,128,887	1,021,058

Total liabilities and equity	$3,470,126	$2,923,198

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Nine Months Ended September 30,
	2014	2013
Net cash provided by operating activities	$81,019	$129,256
Net cash used in investing activities	(242,705)	(240,201)
Net cash provided by financing activities	146,978	87,144
Effect of currency translation on cash	(1,152)	(118)

Net decrease in cash and cash equivalents	(15,860)	(23,919)
Cash and cash equivalents - beginning of period	22,927	26,767

Cash and cash equivalents - end of period	7,067	2,848

Cash and cash equivalents of discontinued operations	—	—

Cash and cash equivalents of continuing operations	$7,067	$2,848

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Segment Information	2014	2013	2014	2013
Revenue by Reportable Segment
Communications	$505.2	$543.0	$1,480.4	$1,464.5
Oil and Gas	557.4	519.1	1,302.9	1,134.8
Electrical Transmission	132.6	118.8	327.2	321.9
Power Generation and Industrial	114.3	85.1	263.1	237.3
Other	1.1	3.5	6.5	9.2
Eliminations	(1.0)	(0.1)	(1.9)	(2.0)

Consolidated revenue	$1,309.6	$1,269.4	$3,378.2	$3,165.7

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
EBITDA by Reportable Segment – Continuing Operations
Communications	$52.4	$71.8	$153.7	$181.6
Oil and Gas	73.0	68.1	143.5	161.7
Electrical Transmission	12.7	12.1	33.2	27.0
Power Generation and Industrial	4.9	(6.4)	9.4	(14.6)
Other	(0.3)	0.1	0.1	0.5
Corporate	(14.5)	(13.6)	(38.7)	(47.9)

EBITDA – continuing operations	$128.2	$132.1	$301.2	$308.3

Non-cash stock-based compensation expense	4.1	3.0	11.6	9.6
Loss on debt extinguishment	—	—	—	5.6
Sintel legal settlement	—	—	—	2.8

Adjusted EBITDA – continuing operations	$132.3	$135.1	$312.8	$326.3

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
EBITDA Margin by Reportable Segment – Continuing Operations
Communications	10.4%	13.2%	10.4%	12.4%
Oil and Gas	13.1%	13.1%	11.0%	14.3%
Electrical Transmission	9.6%	10.2%	10.1%	8.4%
Power Generation and Industrial	4.3%	(7.5)%	3.6%	(6.2)%
Other	(31.6)%	2.4%	2.0%	5.8%
Corporate	NA	NA	NA	NA

EBITDA margin – continuing operations	9.8%	10.4%	8.9%	9.7%

Non-cash stock-based compensation expense	0.3%	0.2%	0.3%	0.3%
Loss on debt extinguishment	—	—	—	0.2%
Sintel legal settlement	—	—	—	0.1%

Adjusted EBITDA margin – continuing operations	10.1%	10.6%	9.3%	10.3%

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2014
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$16.2	$32.1	$45.7	$94.0
Interest expense, net	12.0	12.9	12.6	37.6
Provision for income taxes	9.9	19.7	28.0	57.7
Depreciation and amortization	33.5	36.8	41.7	112.0

EBITDA - continuing operations	$71.6	$101.5	$128.2	$301.2
Non-cash stock compensation expense	3.3	4.2	4.1	11.6

Adjusted EBITDA - continuing operations	$74.9	$105.7	$132.3	$312.8

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	1.7%	2.9%	3.5%	2.8%
Interest expense, net	1.2%	1.2%	1.0%	1.1%
Provision for income taxes	1.0%	1.8%	2.1%	1.7%
Depreciation and amortization	3.5%	3.3%	3.2%	3.3%

EBITDA margin - continuing operations	7.4%	9.2%	9.8%	8.9%
Non-cash stock compensation expense	0.3%	0.4%	0.3%	0.3%

Adjusted EBITDA margin - continuing operations	7.8%	9.6%	10.1%	9.3%

	For the Three Months Ended			For the Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2013
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$19.3	$35.5	$49.9	$104.8
Interest expense, net	10.0	11.8	12.7	34.5
Provision for income taxes	12.3	21.8	31.7	65.8
Depreciation and amortization	31.8	33.6	37.8	103.1

EBITDA - continuing operations	$73.5	$102.7	$132.1	$308.3
Non-cash stock compensation expense	2.4	4.3	3.0	9.6
Loss on debt extinguishment	5.6	—	—	5.6
Sintel legal settlement	—	2.8	—	2.8

Adjusted EBITDA - continuing operations	$81.4	$109.8	$135.1	$326.3

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	2.1%	3.6%	3.9%	3.3%
Interest expense, net	1.1%	1.2%	1.0%	1.1%
Provision for income taxes	1.3%	2.3%	2.5%	2.1%
Depreciation and amortization	3.5%	3.4%	3.0%	3.3%

EBITDA margin - continuing operations	8.0%	10.5%	10.4%	9.7%
Non-cash stock compensation expense	0.3%	0.4%	0.2%	0.3%
Loss on debt extinguishment	0.6%	—	—	0.2%
Sintel legal settlement	—	0.3%	—	0.1%

Adjusted EBITDA margin - continuing operations	8.9%	11.2%	10.6%	10.3%

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2014
Adjusted Net Income Reconciliation
Net income from continuing operations	$16.2	$32.1	$45.7	$94.0
Non-cash stock compensation expense, net of tax	2.0	2.6	2.5	7.2

Adjusted net income from continuing operations	$18.2	$34.7	$48.3	$101.2
Loss from discontinued operations, net of tax	(0.1)	(0.1)	(0.3)	(0.6)

Adjusted net income	$18.1	$34.5	$48.0	$100.6

	For the Three Months Ended			For the Nine Months Ended
	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2014
Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.19	$0.37	$0.53	$1.09
Non-cash stock compensation expense, net of tax	0 .02	0.03	0.03	0.08

Adjusted diluted earnings per share - continuing operations	$0.21	$0.40	$0.56	$1.17
Diluted loss per share – discontinued operations	(0.00)	(0.00)	(0.00)	(0.01)

Adjusted diluted earnings per share	$0.21	$0.40	$0.56	$1.17

	For the Three Months Ended			For the Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2013
Adjusted Net Income Reconciliation
Net income from continuing operations	$19.3	$35.5	$49.9	$104.8
Non-cash stock-based compensation expense, net of tax	1.4	2.6	1.8	5.9
Loss on debt extinguishment, net of tax	3.4	—	—	3.5
Sintel legal settlement, net of tax	—	1.7	—	1.7

Adjusted net income from continuing operations	$24.2	$39.9	$51.8	$115.9
Loss from discontinued operations, net of tax	(0.9)	(0.5)	(3.7)	(5.2)

Adjusted net income	$23.2	$39.4	$48.0	$110.7

	For the Three Months Ended			For the Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2013
Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.23	$0.42	$0.59	$1.24
Non-cash stock-based compensation expense, net of tax	0.02	0.03	0.02	0.07
Loss on debt extinguishment, net of tax	0.04	—	—	0.04
Sintel legal settlement, net of tax	—	0.02	—	0.02

Adjusted diluted earnings per share - continuing operations	$0.29	$0.47	$0.61	$1.37
Diluted earnings (loss) per share – discontinued operations	(0.01)	(0.01)	(0.04)	(0.06)

Adjusted diluted earnings per share	$0.28	$0.47	$0.56	$1.31

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended December 31,	For the Three Months Ended December 31,
	2014 Est.	2013
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations

Net income from continuing operations	$24	$42.9
Interest expense, net	14	11.9
Provision for income taxes	15	26.7
Depreciation and amortization	45	37.8

EBITDA - continuing operations	$97	$119.3

Non-cash stock-based compensation expense	4	3.3
Acquisition integration expense	10	—

Adjusted EBITDA - continuing operations	$112	$122.6

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations

Net income from continuing operations	2.0%	3.7%
Interest expense, net	1.1%	1.0%
Provision for income taxes	1.2%	2.3%
Depreciation and amortization	3.7%	3.3%

EBITDA margin - continuing operations	8.0%	10.3%

Non-cash stock-based compensation expense	0.4%	0.3%
Acquisition integration expense	0.8%	—

Adjusted EBITDA margin - continuing operations	9.1%	10.6%

	Guidance for the Three Months Ended December 31,	For the Three Months Ended December 31,
	2014 Est.	2013
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliation

Adjusted Net Income from Continuing Operations Reconciliation

Net income from continuing operations	$24	$42.9
Non-cash stock-based compensation expense, net of tax	3	2.0
Acquisition integration expense, net of tax	6	—

Adjusted net income from continuing operations	$33	$44.9

	Guidance for the Three Months Ended December 31,	For the Three Months Ended December 31,
	2014 Est.	2013
Adjusted Diluted EPS Reconciliation - Continuing Operations
Diluted earnings per share – continuing operations	$0.28	$0.50
Non-cash stock-based compensation expense, net of tax	0.03	0.02
Acquisition integration expense, net of tax	0.07	—

Adjusted diluted earnings per share - continuing operations	$0.38	$0.53

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Preliminary Guidance Range for the Year Ended December 31,	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2015 Est.	2014 Est.	2013	2012
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations

Net income from continuing operations	$158 - 171	$118	$147.7	$116.6
Interest expense, net	48	51	46.4	37.4
Provision for income taxes	97 - 105	72	92.5	76.1
Depreciation and amortization	191	157	140.9	92.0

EBITDA - continuing operations	$494 - 514	$399	$427.6	$322.1
Non-cash stock-based compensation expense	16	16	12.9	4.4
Acquisition integration expense	10	10	—	—
Loss on debt extinguishment	—	—	5.6	—
Sintel legal settlement	—	—	2.8	9.6

Adjusted EBITDA - continuing operations	$520 - 540	$425	$448.9	$336.1

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations

Net income from continuing operations	3.0% - 3.2%	2.6%	3.4%	3.1%
Interest expense, net	0.9%	1.1%	1.1%	1.0%
Provision for income taxes	1.9%	1.6%	2.1%	2.0%
Depreciation and amortization	3.5% - 3.7%	3.4%	3.3%	2.5%

EBITDA margin- continuing operations	9.5%	8.7%	9.9%	8.6%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%	0.1%
Acquisition integration expense	0.2%	0.2%	—	—
Loss on debt extinguishment	—	—	0.1%	—
Sintel legal settlement	—	—	0.1%	0.3%

Adjusted EBITDA margin - continuing operations	10.0%	9.2%	10.4%	9.0%

	Preliminary Guidance Range for the Year Ended December 31,	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2015 Est.	2014 Est.	2013	2012
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliations

Adjusted Net Income from Continuing Operations Reconciliation

Net income from continuing operations	$158 - 171	$118	$147.7	$116.6
Non-cash stock-based compensation expense, net of tax	10	10	8.0	2.7
Acquisition integration expense, net of tax	6	6	—	—
Loss on debt extinguishment, net of tax	—	—	3.5	—
Sintel legal settlement, net of tax	—	—	1.7	5.8

Adjusted net income from continuing operations	$174 - 187	$134	$160.8	$125.1

	Preliminary Guidance Range for the Year Ended December 31,	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2015 Est.	2014 Est.	2013	2012
Adjusted Diluted EPS Reconciliation – Continuing Operations

Diluted earnings per share – continuing operations	$1.82 - 1.96	$1.37	$1.74	$1.42
Non-cash stock-based compensation expense, net of tax	0.11	0.11	0.09	0.03
Acquisition integration expense, net of tax	0.07	0.07	—	—
Loss on debt extinguishment, net of tax	—	—	0.04	—
Sintel legal settlement, net of tax	—	—	0.02	0.07

Adjusted diluted earnings per share - continuing operations	$2.00 - 2.15	$1.55	1.90	$1.53

Tables may contain differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of energy, utility and communications infrastructure, such as: electrical utility transmission and distribution; natural gas and petroleum pipeline infrastructure; wireless, wireline and satellite communications; power generation, including renewable energy infrastructure; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein. Jose Mas, CEO of MasTec, has led the Company since April of 2007.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including the effect of economic downturns on demand for our services, reduced capital expenditures by our customers, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; trends in electricity, oil, natural gas and other energy source prices; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, and performance on such projects; customer disputes related to our performance of services; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, our ability to integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected; any exposure related to divested businesses; any exposure resulting from system or information technology interruptions or data security breaches; the impact of U.S. federal, local or state tax legislation and other regulations affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; fluctuations in foreign currencies; risks associated with operating in international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; the highly competitive nature of our industry; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; the collectability of amounts owed us by our customers; restrictions imposed by our credit facility, senior notes, convertible notes and any future loans or securities; our ability to obtain performance and surety bonds; the outcome of our plans for future operations, growth and services, including business development efforts and cost reduction measures, backlog, acquisitions and dispositions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of conversions of convertible notes or other stock issuances; liabilities associated with our participation in joint ventures and other losses associated with non-consolidated investees; our ability to settle conversions of our convertible notes in cash due to contractual restrictions, including those contained in our credit facility, and the availability of cash; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.